VONAGE HOLDINGS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements give effect to the acquisition of NewVoiceMedia Limited ("NewVoiceMedia") effective October 31, 2018, completed by Vonage Holdings Corp. (“Vonage”, “Company”, “we” ,”our”, “us”).
The unaudited pro forma condensed combined financial statements were prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet as of September 30, 2018 combines the Company's historical condensed consolidated balance sheet as of September 30, 2018 giving effect to the NewVoiceMedia acquisition as if it had occurred on September 30, 2018. The Company’s condensed combined balance sheet information presented below as of September 30, 2018 was derived from its condensed consolidated balance sheet as of September 30, 2018 included in its Quarterly Report on Form 10-Q for quarterly period ended September 30, 2018. NewVoiceMedia's unaudited condensed consolidated interim balance sheet information was derived from its unaudited consolidated balance sheet as of July 31, 2018 prepared on the basis of Financial Reporting Standard 102, The Financial Reporting Standard applicable in the UK and Republic of Ireland ("FRS 102").
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the acquisition as if it had occurred on January 1, 2017. The Company’s condensed combined statement of operations information presented below for the nine months ended September 30, 2018 was derived from its condensed consolidated statements of income for the nine months ended September 30, 2018 included in its Quarterly Report on Form 10-Q for quarterly period ended September 30, 2018. The Company’s condensed combined statement of operations information presented below for the year ended December 31, 2017 was derived from its consolidated statements of operations for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017. NewVoiceMedia's unaudited condensed consolidated statement of operations information was derived from its unaudited consolidated statement of income for the six months ended July 31, 2018 and a schedule of information for the three months ended January 31, 2018 prepared on the basis of FRS 102 and NewVoiceMedia's audited consolidated statement of income information was derived from its audited consolidated statement of income for the fiscal year ended January 31, 2018 prepared on the basis of FRS 102 and audited in accordance with auditing standards generally accepted in the United States of America.
The unaudited pro forma condensed combined financial information has been prepared by the Company’s management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had the Company and NewVoiceMedia been a combined company during the specified periods. The pro forma adjustments are based upon assumptions that the Company’s management believes are reasonable. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed combined financial information also includes adjustments required to present the financial information of NewVoiceMedia in accordance with U.S. generally accepted accounting principles. These statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018 filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	September 30, 2018
(In thousands, except per share amount)	Historical Vonage	NewVoice Media UK GAAP (in GBP)	US GAAP Adjustments and Reclassifications (in GBP) (Note 3)		NewVoice Media US GAAP (in USD) (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$25,735	£6,060	£—		7,957	(15,179)	(d)	18,513
Accounts receivable, net	57,060	16,301	(5,527)	(a)	14,147	—		71,207
Inventory, net	1,420	—	—		—	—		1,420
Deferred customer acquisition costs, current portion	10,669	—	788	(b)	1,035	—		11,704
Prepaid expenses	21,344	—	4,231	(a)	5,556	—		26,900
Other current assets	5,363	—	1,296	(a)	1,702	—		7,065
Total current assets	121,591	22,361	788		30,397	(15,179)		136,809
Property and equipment, net	42,754	2,807	—		3,686	—		46,440
Goodwill	389,490	—	—		—	202,974	(e)	592,464
Software, net	17,828	—	234	(a)	307	—		18,135
Deferred customer acquisition costs	34,821	—	12,593	(b)	16,536	—		51,357
Restricted cash	1,984	—	—		—	—		1,984
Intangible assets, net	158,939	234	(234)	(a)	—	141,300	(f)	300,239
Deferred tax assets	114,757	—	—		—	—		114,757
Other assets	27,546	—	—		—	—		27,546
Total assets	$909,710	£25,402	£13,381		$50,926	$329,095		$1,289,731
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,256	£35,493	£(31,191)	(a)	5,649	—		31,905
Accrued expenses	99,232	—	6,016	(a)	7,900	9,186	(g)	116,318
Deferred revenue, current portion	27,509	—	22,332	(c)	29,323	(7,037)	(h)	49,795
Current portion of notes payable	10,000	—	—		—	—		10,000
Total current liabilities	162,997	35,493	(2,843)		42,872	2,149		208,018
Indebtedness under revolving credit facility	114,000	—	—		—	335,000	(i)	449,000
Notes payable, net of debt related costs and current portion	86,672	—	—		—	—		86,672
Other liabilities	8,147	—	—		—	—		8,147
Total liabilities	371,816	35,493	(2,843)		42,872	337,149		751,837
Commitments and Contingencies
Stockholders’ Equity:
Common stock	310	1,983	—		2,604	(2,604)	(j)	310
Additional paid-in capital	1,405,991	90,622			118,996	(118,996)	(j)	1,405,991
Accumulated deficit	(605,042)	(103,958)	16,224	(b) (c)	(115,203)	115,203	(j)	(605,042)
Treasury stock	(274,336)	396	—		520	(520)	(j)	(274,336)
Accumulated other comprehensive income	10,971	866	—		1,137	(1,137)	(j)	10,971
Total stockholders’ equity	537,894	(10,091)	16,224		8,054	(8,054)		537,894
Total liabilities and stockholders’ equity	$909,710	£25,402	£13,381		$50,926	$329,095		$1,289,731

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the nine months ended September 30, 2018
(In thousands, except per share amount)	Historical Vonage	NewVoice Media UK GAAP (in GBP)	US GAAP Adjustments and Reclassifications (in GBP) (Note 3)		NewVoice Media US GAAP (in USD) (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma

Revenues	$774,979	£38,025	£66	(c)	$52,173	$—		$827,152
Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization)	315,122	10,157	6,834	(a)	23,273	—		338,395
Sales and marketing	229,201	—	17,261	(a)	23,642	—		252,843
Engineering and development	35,504	—	6,922	(a)	9,481	—		44,985
General and administrative	97,376	39,982	(32,211)	(a) (b)	10,643	—		108,019
Depreciation and amortization	51,886	—	800	(a)	1,096	12,340	(k)	65,322
	729,089	50,139	(394)		68,135	12,340		809,564
Income (loss) from operations	45,890	(12,114)	460		(15,962)	(12,340)		17,588
Other Income (Expense):
Interest expense	(9,294)	(91)	—		(125)	(11,181)	(l)	(20,600)
Other income (expense), net	431	2	—		3	—		434
Total other income (expense), net	(8,863)	(89)	—		(122)	(11,181)		(20,166)
Income (loss) before income taxes	37,027	(12,203)	460		(16,084)	(23,521)		(2,578)
Income tax (expense) benefit	5,644	687	—		941	14,901	(m)	21,486
Net income (loss)	$42,671	£(11,516)	£460		$(15,143)	$(8,620)		$18,908

Earnings per common share:
Basic	$0.18							$0.08
Diluted	$0.17							$0.08
Weighted-average common shares outstanding:
Basic	236,775							236,775
Diluted	248,780							248,780

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the year ended December 31, 2017
(In thousands, except per share amount)	Historical Vonage	NewVoice Media UK GAAP (in GBP)	US GAAP Adjustments and Reclassifications (in GBP) (Note 3)		NewVoice Media US GAAP (in USD) (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Vonage

Revenues	$1,002,286	£43,381	£39	(c)	$55,777	$—		$1,058,063
Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization)	404,954	11,792	6,057	(a)	22,929	—		$427,883
Sales and marketing	313,251	—	23,066	(a)	29,631	—		$342,882
Engineering and development	29,630	—	7,972	(a)	10,241	—		$39,871
General and administrative	122,537	47,436	(38,113)	(a)	11,977	—		$134,514
Depreciation and amortization	72,523	—	1,018	(a)	1,307	16,453	(k)	$90,283
	942,895	59,228	—		76,085	16,453		1,035,433
Income (loss) from operations	59,391	(15,847)	39		(20,308)	(16,453)		22,630
Other Income (Expense):
Interest expense	(14,868)	(195)	—		(250)	(14,825)	(l)	(29,943)
Other income (expense), net	1,270	16	—		21	—		1,291
Total other income (expense), net	(13,598)	(179)	—		(229)	(14,825)		(28,652)
Income (loss) before income taxes	45,793	(16,026)	39		(20,537)	(31,278)		(6,022)
Income tax (expense) benefit	(79,726)	756	—		972	19,753	(m)	(59,001)
Net (loss) income	$(33,933)	£(15,270)	£39		$(19,565)	$(11,525)		$(65,023)

Loss per common share:
Basic	$(0.15)							$(0.29)
Diluted	$(0.15)							$(0.29)
Weighted-average common shares outstanding:
Basic	225,311							225,311
Diluted	225,311							225,311

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information is intended to reflect the impact of the acquisition of NewVoiceMedia completed by the Company on October 31, 2018 on its consolidated balance sheet as if the transactions had occurred as of September 30, 2018 and the impact of the acquisition of NewVoiceMedia completed by the Company on October 31, 2018, on its consolidated financial statements of operations as if such transactions occurred on January 1, 2017. The unaudited pro forma condensed combined financial information presented includes the pro forma combined results of operations of the Company based on the historical financial statements and accounting records of Vonage and NewVoiceMedia and the pro forma adjustments thereto discussed below. Due to the timing of the acquisition of NewVoiceMedia, the Company has performed a preliminary estimate of the acquisition date fair values of the assets acquired and liabilities assumed of NewVoiceMedia. The final purchase price allocation will be completed after a thorough analysis performed by the Company to determine the fair value of NewVoiceMedia's tangible assets and liabilities, including identifiable intangible assets. As a result, the final acquisition accounting adjustments, including those resulting from conforming NewVoiceMedia's accounting policies to those of Vonage and those resulting from the reconciliation of NewVoiceMedia's financial statements from FRS 102 to U.S. GAAP could differ materially from the pro forma adjustments presented herein.
Pro forma adjustments are included only to the extent they are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the results of the Company. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.
The acquisitions will be accounted for using the acquisition method of accounting with Vonage considered the accounting acquirer. The unaudited pro forma condensed combined statements of operations reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed of NewVoiceMedia as discussed above. Significant assets and liabilities that are subject to preparation and completion of valuation studies to determine appropriate fair value adjustments primarily include those assets relating to identifiable intangible assets. Changes to the fair values of these assets and liabilities will also result in changes to goodwill.
The unaudited pro forma condensed combined balance sheet as of September 30, 2018 combines the Company's historical condensed consolidated balance sheet as of September 30, 2018 giving effect to the NewVoiceMedia acquisition as if it had occurred on September 30, 2018. The Company’s condensed combined balance sheet information as of September 30, 2018 was derived from its condensed consolidated balance sheet as of September 30, 2018 included in its Quarterly Report on Form 10-Q for quarterly period ended September 30, 2018. NewVoiceMedia's unaudited condensed consolidated interim balance sheet information was derived from its unaudited consolidated balance sheet as of July 31, 2018 prepared on the basis of FRS 102.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the acquisition of NewVoiceMedia as if they had occurred on January 1, 2017, the first day of the earliest period presented. The Company’s unaudited pro forma condensed combined statement of operations information for the nine months ended September 30, 2018 was derived from its condensed consolidated statements of income for the nine months ended September 30, 2018 included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. The Company’s unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from its consolidated statements of operations for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017. NewVoiceMedia's unaudited condensed consolidated statement of operations information was derived from its unaudited consolidated statement of income for the six months ended July 31, 2018 and a schedule of information for the three months ended January 31, 2018 prepared on the basis of FRS 102 and its audited consolidated statement of income information was derived from its audited consolidated statement of income for the fiscal year ended January 31, 2018 prepared on the basis of FRS 102 and audited in accordance with auditing standards generally accepted in the United States of America.
The unaudited pro forma financial information does not reflect any adjustments to conform accounting policies to those adopted by Vonage, as no such adjustments have been identified that would have a material effect on the unaudited pro forma financial information, except for the adoption of Accounting Standards Codification Topic 606 for which the Company adopted on January 1, 2018 and is reflected only in the unaudited pro forma financial information for the nine months ended September 30, 2018.

Further review may identify additional reclassifications, intercompany transactions or differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma financial information of the combined companies. At this time, the Company is not aware of any reclassifications, intercompany transactions or accounting policy differences that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma adjustments.
The unaudited pro forma financial information does not include the effect of any adjustment for liabilities or related costs that may result from integration activities, since management has not completed the process of making these assessments. The unaudited pro forma financial information does not include any material nonrecurring charges that might arise as a result of the acquisitions.
Note 2. Preliminary Purchase Price Allocation for NewVoiceMedia
On October 31, 2018, the Company acquired 100% of the issued and outstanding shares of NewVoiceMedia. The Company has performed a preliminary valuation analysis of the acquisition date fair value of NewVoiceMedia. The initial accounting for the business combination is not complete because the evaluation necessary to assess the fair value of certain net assets acquired is still in process. The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. The allocation of the purchase price may be modified up to one year from the date of the acquisition as more information is obtained about the fair value of assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price:

Assets
Cash and cash equivalents	$7,957
Current assets	21,405
Property, plant and equipment	3,686
Goodwill	202,974
Intangible assets	141,300
Deferred customer acquisition costs, including current portion	17,571
Other non-current assets	307
Total assets acquired	395,200

Liabilities
Accounts payable	5,649
Accrued expenses	17,086
Deferred revenue	22,286
Total liabilities assumed	45,021
Net assets acquired	$350,179

Note 3. Adjustments to NewVoiceMedia Combined Historical Balance Sheet and Statement of Operations
The combined historical balance sheet as of July 31, 2018, NewVoiceMedia's most recent pre-acquisition balance sheet date, and the combined historical statements of income of NewVoiceMedia for the nine months ended July 31, 2018 and the fiscal year ended January 31, 2018 are presented in conformity with U.K. GAAP in a functional currency of British pound sterling. The Company converted NewVoiceMedia's balance sheet using a historical rate of $1.31 per pound as July 31, 2018 and the statement of operations to U.S. dollars using an average rate of $1.37 per pound for the nine months ended July 31, 2018 and an average rate of $1.28 for the fiscal year ended December 31, 2017. The Company made the following adjustments to the combined historical balance sheet and statements of operations of NewVoiceMedia in order to conform the presentation of the statements in accordance with U.S. GAAP:
(a) Represents the adjustments necessary to conform the presentation of NewVoiceMedia assets, liabilities and operating expenses in a manner that is consistent with the presentation of Vonage.
(b) The Company adopted ASC Topic 606 on January 1, 2018. In connection with the adoption, the Company established an asset associated with the deferred customer acquisition costs related to commission programs through which eligible employees and third parties earn commission on sales of products and services to customers. Similarly, NewVoiceMedia employs various commission programs. The adjustments reflect the estimated impact of the capitalization of deferred customer acquisition costs upon adoption by NewVoiceMedia on February 1, 2018 and amortization of that asset through July 31, 2018. As the Company adopted the provisions of ASC Topic 606 utilizing the modified retrospective method and as such no adjustments were made to periods prior to adoption.
(c) Historically, NewVoiceMedia would defer revenues related to its professional services and recognized the revenues over the duration of the customers contract, typically one year. NewVoiceMedia's professional services primarily comprised revenues associated with consultation and installation services provided to customers upon the onset of their service arrangement. The adjustment reflects the estimated impact of reducing deferred revenues as of July 31, 2018 on NewVoiceMedia's balance sheet and recognizing professional service revenues at the time of delivery instead of over the duration of the contract period within NewVoiceMedia's statements of income.
Note 4. Adjustments to Pro Forma Condensed Combined Financial Statements
The following represent the pro forma adjustments included in the condensed combined balance sheet as of September 30, 2018 and the statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017:
(d) Represents cash on hand utilized by the Company to fund the acquisition of NewVoiceMedia on October 31, 2018.
(e) Represents the preliminary estimate of goodwill arising from the acquisition of NewVoiceMedia.
(f) Represents the adjustment to record the fair value of acquired intangible assets associated with the acquisition of NewVoiceMedia which consist primarily of customer relationships and developed technology. For each $50 million change in the fair value of adjustment to intangible assets, combined depreciation and amortization expense would be expected to change by approximately $6 million. The estimated lives of the acquired intangible assets ranges between 3 and 15 years.
(g) Primarily represents the adjustment to accrued expenses for liabilities assumed by Vonage as part of the acquisition of NewVoiceMedia related to transaction fees and expenses directly incurred by NewVoiceMedia.
(h) Represents the estimated adjustment to decrease the assumed deferred revenue obligations to fair value based upon the estimated costs to fulfill the remaining performance obligations plus a normal profit margin. This adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as these obligations are satisfied.
(i) Reflects the borrowings made under the Company's 2018 Credit Facility to fund the acquisition.
(j) Reflects the elimination of NewVoiceMedia's historical common stock, additional paid-in-capital, accumulated deficit, treasury stock and accumulated other comprehensive income.
(k) Represents the estimated increase in net depreciation and amortization expense related to the fair value of the identifiable intangible assets of NewVoiceMedia that have been acquired and is primarily comprised of customer relationships and developed technology.
(l) Reflects the estimated increase to interest expense in connection with borrowings necessary under the Company’s 2018 Credit Facility to fund the purchase price of the acquisition of NewVoiceMedia. As of September 30, 2018, the Company had an effective interest rate under the 2018 Credit Facility of 4.50%.
(m) Represents the adjustment to record the tax impact of adjustments to reflect NewVoiceMedia' financial statements under U.S. GAAP and the pro forma adjustments related to depreciation and amortization expense and interest expense calculated utilizing the Company's estimated combined statutory federal and state tax rate of 28% for the nine months ended September 30, 2018 and 40% for the year ended December 31, 2017.